UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2015

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2015, the Company announced the retirement of Daniel P. Gorey as Chief Financial Officer effective October 19, 2015. Mr. Gorey and the Company entered into a Cooperation and Transition Agreement whereby Mr. Gorey will retire on October 19, 2015 The Company will continue to pay Mr. Gorey’s standard salary and full benefits, until October 19, 2015. In addition, the Company will pay two (2) months’ salary of $50,000. The unvested portion of Mr. Gorey’s restricted stock grant (1,111 shares of Company common stock) shall vest on November 30, 2015. The Company will also continue Mr. Gorey’s health benefit coverage for 18 months following the transition period.

A copy of the Cooperation and Transition Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this report by reference. The above summary description of the Cooperation and Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation and Transition Agreement.

Michael P. Lewis, 53, will join the Company as the new Chief Financial Officer effective October 19, 2015. He most recently served as Vice President, Finance and Chief Financial Officer, North American Operations for Benteler Automotive, beginning in 2013. From 2010 to 2012, Mr. Lewis served as Vice President, Treasurer and Director of Investor Relations from 2010 to 2012 at Visteon Corporation. He began at Visteon in 2000, with increasing financial management responsibility, including Director of Mergers and Acquisitions and Assistant Treasurer.

Mr. Lewis will receive an annual salary of $325,000 and be eligible for a bonus of up to 50% of his salary at the discretion of and as approved by the Company’s Board of Directors. Subject to approval of the Company’s Compensation Committee and in accordance with the terms and conditions of the 2012 Incentive Compensation Plan and a Stock Appreciation Rights Agreement, Mr. Lewis will receive a stock appreciation right in the amount of 60,000 shares of common stock.

Other than the compensation arrangements described in his Executive Employment Agreement, there are no arrangements or understandings between Mr. Lewis and any other person pursuant to which he was named as the Chief Financial Officer. There are also no family relationships between Mr. Lewis and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Executive Employment Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this report by reference. The above summary description of the Executive Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Employment Agreement.

A copy of the press release announcing the events described in this Item 5.02 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Cooperation and Transition Agreement by and between Power Solutions International, Inc. and Daniel P. Gorey entered into as of October 3, 2015.

10.2	Executive Employment Agreement by and between Power Solutions International, Inc. and Michael P. Lewis entered into as of October 2, 2015.

99.1	Press release issued by Power Solutions International, Inc. on October 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Catherine V. Andrews
Catherine V. Andrews
Secretary and General Counsel

Dated: October 6, 2015